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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report               February 13, 2002
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                              FRAWLEY CORPORATION
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             (Exact Name of Registrant As Specified in its Charter)

                                   Delaware
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                 (State of other jurisdiction of Incorporation)

         1-6436                                          95-2639686
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(Commission File Number)                      (IRS Employer Identification No.)

               5737 Kanan Road. PMB 188, Agoura Hills, CA        91301
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             (Address of principal executive offices)          (Zip Code)

                                 (818)735-6640
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              (Registrant's telephone number including area code)

            28720 Roadside Drive, Suite 128, Agoura Hills, CA 91301
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         (Former name or former address, if changed since last report)

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ITEM 2 :Health Services deteriorating Financial Condition.


The company's Schick Shadel Hospital is reporting an unaudited loss in excess of $200,000 for 2001. Schick has not been able to pay interest on its secured $1,022,000 loan on the hospital property for more than a year.

Effective February 1, 2002 the company entered into a deed in lieu of foreclosure for the Schick Shadel Hospital property in Seattle, Washington. Under the terms of the agreement, the company is permitted to lease the hospital facility and under the terms of the lease has 36 months, option to repurchase the property from the lender at an amount equal to the original principal of indebtedness, the accumulated unpaid interest and attorney's fees.

The principal amount of indebtedness of $1,022,000 is owed to Frances Swanson, individually, and Frances Swanson, Successor Trustee of the Frawley Family Trust. Frances Swanson is the chairman's sister.

The company is currently negotiating with a group of former patients to purchase the Schick program. If the negotiations fail, then the corporation will close down the Schick program.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                FRAWLEY  CORPORATION
                                ---------------------------
                                       (REGISTRANT)


Date: February 13, 2002    BY:  /s/ Michael P. Frawley
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                                Michael P. Frawley, President
                                (Authorized Officer)

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